EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

TO PURCHASE

CONVERTIBLE NOTES

AND

COMMON STOCK PURCHASE WARRANTS

SYNTHETIC BLOOD INTERNATIONAL, INC.

The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

The Securities and any other rights pursuant to this Agreement cannot be sold, transferred, assigned, or otherwise disposed of for value, except in compliance with applicable federal and state securities laws.

The Securities have not been approved or disapproved by the Commission or any state or other regulatory authority, nor has the Commission or any state or other regulatory authority passed on the accuracy or adequacy of any offering information provided. Any representation to the contrary is a criminal offense.

Subject to the terms and conditions set forth herein, this SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January __, 2008, by and between SYNTHETIC BLOOD INTERNATIONAL, INC., a New Jersey corporation (the “Company”), and the undersigned investor (the “Investor”), shall constitute the irrevocable offer of the undersigned to purchase securities of the Company.

On the terms and subject to the conditions set forth in this Agreement, the Company wishes to sell to the Investor for cash, (A) one or more Convertible Notes in the form attached hereto as Exhibit A (the “Note” or “Notes”) and (B) one or more Warrants in the form attached hereto as Exhibit B (each, a “Warrant” and, collectively, the “Warrants”). The shares of Common Stock into which the Notes are convertible are referred to herein as the “Conversion Shares” and the shares of Common Stock into which the Warrants are exercisable are referred to herein as the “Warrant Shares”. The Notes, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

The Notes are being issued at a 55% original issue discount, meaning that the principal face amount of the Notes issued to Investor will be discounted by 55% to equal the amount of the cash paid for the investment. The Notes will be convertible into Common Stock to receive the number of shares equal to the Principal Amount divided by the Conversion Price (initially $0.247 per share of Common Stock). The Principal Amount and the Purchase Price are set forth on the signature page of this Agreement.

The Warrants issued to Investor will be exercisable at any time for a period of five years from issuance, subject to the terms and conditions set forth in the Warrants. The Warrants entitle the Investor to purchase a number of Warrant Shares equal to one-half the number of shares issuable upon conversion of the Notes purchased (without regard to any restrictions on such conversion), at an exercise price initially equal to the Conversion Price, or $0.247 per each Warrant Share (the “Warrant Exercise Price”).

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

1.1 Subscription and Closing. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and the Investor agrees to purchase

(i)	a Note with a principal amount equal to the Principal Amount set forth on the signature page to this Agreement, such Note being convertible into shares of Common Stock at the Conversion Price, and

(ii)	a Warrant entitling the Investor to purchase shares of Common Stock at the Warrant Exercise Price, exercisable to purchase one-half the number of shares of Common Stock that the Note is convertible into at the Conversion Price.

The date on which the closing of such purchase and sale occurs (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and the Investor, (B) each of the conditions to the Closing described herein has been satisfied or waived as specified therein and (C) full payment of the Investor’s Purchase Price (as defined below) payable with respect to the Note and Warrant has been made to the Company by the Investor in cash.

1.2 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks in the State of California are required or authorized by law to be closed.

“Closing” is defined in Section 1.1.

“Closing Date” is defined in Section 1.1.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Conversion Price” has the meaning specified in the Notes and shall initially be $0.247 per share of Common Stock.

“Execution Date” means the date of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“FINRA” means the Financial Industry Regulatory Authority.

“Original Issue Discount Percentage” shall mean 55%, representing the sum of 11% per annum multiplied by five years.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Principal Amount” means the principal face amount of the Notes to be issued to Investor, which amount will be equal to the Purchase Price divided by the difference between 100% and the Original Issue Discount Percentage (55%), or 45%. By way of example, if the Purchase Price is $100, then the Principal Amount is equal to $100 divided by 0.45 ($222.22).

“Purchase Price” means, with respect to a Note and Warrant purchased at a Closing, cash in the amount set forth on the signature page to this Agreement.

“Rule 144” means Rule 144 under the Securities Act or any successor provision.

“Securities” has the meaning specified in the preamble to this Agreement.

“Transaction Documents” means, collectively, this Agreement, the Notes and Warrants, and all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or the Investor at the Closing.

1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor hereby represents and warrants to the Company that, as of the Execution Date:

2.1 Authorization; Enforceability. This Agreement constitutes, and upon execution and delivery thereof, each other Transaction Document to which the Investor is a party will constitute, the Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity. The Investor further understands and acknowledges that this Agreement is and shall be irrevocable except that the Investor shall have no obligations hereunder in the event that this Agreement is for any reason rejected by the Company.

2.2 Investor Status. The Investor represents and warrants as follows:

(a) Investor is not a U.S. Person and Investor was not formed for the purpose of investing in the Securities, which have not been registered under the 1933 Act in reliance upon Regulation S, by or for the benefit of a U.S. person.

(b) At the time the buy order was originated, Investor was outside the United States.

(c) No offer to sell or purchase the Securities was made in the United States.

(d) Investor has not engaged in nor will engage in any “Directed Selling Efforts,” i.e., any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Securities being purchased by the Investor.

(e) Investor is purchasing the Securities for its own account and for investment purposes and not with the view towards distribution or for the account of a U.S. Person.

(f) All subsequent offers and sales of the Securities shall be made in compliance with Regulation S and/or pursuant to registration of the Securities under the 1933 Act or pursuant to an exemption from registration under the 1933 Act. Unless registered for sale under the 1933 Act, the Securities will not be resold to U.S. Persons or within the United States until after the end of a one year restricted period (or such shorter period as may be hereafter stated in Regulation S) commencing on the date of closing of the purchase of the Securities and otherwise in compliance with Rule 904 of Regulation S.

(g) The Securities are being offered and sold to Investor in reliance on Regulation S and the Company is relying upon the truth and accuracy of Investor’s representations and warranties in order to justify such reliance in connection with the sale of the Securities to Investor.

(h) Investor has received and reviewed the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2006, quarterly reports on Form 10-Q for the interim periods ended July 31, 2006, and October 2006, and current reports on Form 8-K dated October 10, 2006 and August 30, 2006 as filed with the Securities and Exchange Commission, and has had an opportunity to ask questions of and receive information from the Company and its executive officers and has availed itself of such opportunity to the fullest extent desired by Investor.

2.3 Investment Considerations. The Investor is acquiring the Securities solely for Investor’s own account and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under, or exempt from the registration requirements of, the Securities Act and/or sales registered under the Securities Act. The Investor can bear the economic risk of a total loss of its investment in the Securities and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.

2.4 Information. The Company has, prior to the Execution Date, provided the Investor with information regarding the business, operations and financial condition of the Company (including the Company’s annual report on Form 10-K for the year ended April 30, 2007, as filed with the Commission, and each report filed by the Company with the Commission since said annual report was filed) and has, prior to the Execution Date, granted to the Investor the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Notes and Warrants hereunder, in order for the Investor to make an informed decision with respect to its investment in the Notes and Warrants. Neither such information nor any other investigation conducted by the Investor or any of its representatives shall modify, amend or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

2.5 Limitations on Disposition. The Investor acknowledges that none of the Securities have been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom. The Investor agrees that neither it nor any Person acting on its behalf or at its direction will engage in any transactions in securities of the Company prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

2.6 Legend. The Investor is aware that any transfer of the Securities is restricted by federal and state securities laws. The Investor understands that the certificates representing any of the Securities may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.”

Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement, (B) such Securities have been sold pursuant to Rule 144, subject to receipt by the Company of customary documentation reasonably acceptable to the Company in connection therewith, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

2.7 Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of the Investor set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

2.8 Non-Affiliate Status; Common Stock Ownership. The Investor is not an Affiliate of the Company. The Investor’s investment in Notes and Warrants is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Board of Directors.

2.9 Fees. The Investor is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

2.10 No Governmental Review. The Investor understands that no United States federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor, and agrees with the Investor that, as of the Execution Date:

3.1 Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted.

3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The Company has the requisite corporate power and authority to issue and sell the Notes and the Warrants to the Investor in accordance with the terms hereof and thereof, to issue the Conversion Shares upon conversion of the Notes and to issue the Warrant Shares upon exercise of the Warrants; provided, however, that the Company does not have a sufficient number of authorized shares of Common Stock to effect all such conversions and exercises so the Company must amend its articles of incorporation to increase the number of authorized shares of Common Stock by such amount as is necessary to reserve for issuance the maximum aggregate number of Conversion Shares and Warrant Shares then issued or potentially issuable in the future upon the exercise of the conversion rights under the Notes and exercise rights under the Warrants. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, stockholders, any Governmental Authority or organization (other than amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock as noted above), or any other person or entity is required (pursuant to any rule of FINRA or otherwise).

3.3 Enforcement. On execution and delivery by the Company, this Agreement has been and, at or prior to Closing, each other Transaction Document to be delivered at Closing will be, duly executed and delivered by the Company. On execution and delivery by the Company, each Transaction Document constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, and (iii) amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock by such amount as is necessary to reserve for issuance the maximum aggregate number of Conversion Shares and Warrant Shares then issued or potentially issuable in the future upon the exercise of the conversion rights under the Notes and exercise rights under the Warrants.

3.4 No Conflict. The (i) execution, delivery and performance of this Agreement and the other Transaction Documents and (ii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Notes and the Warrants and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not result in any violation of any provisions of the Company’s Articles of Incorporation, Bylaws or any other governing document or in a default under any provision of any instrument or contract to which it is a party, or in violation of any provision of any Governmental Requirement that, in either such case, has not had or would not reasonably be expected to have a material adverse effect.

3.5 Fees. The Company is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless the Investor from and against any claim by any person or entity alleging that the Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

4. COVENANTS OF THE COMPANY AND THE INVESTOR.

4.1 Limitations on Disposition. The Investor shall not sell, transfer, assign or dispose of any Securities, unless:

(a) there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) the Investor has notified the Company in writing of any such disposition, has received the Company’s written consent (which consent will not be unreasonably withheld) to such disposition and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such consent or opinion of counsel will be required (A) if the sale, transfer or assignment is made to an Affiliate of the Investor, (B) if the sale, transfer or assignment is made pursuant to Rule 144 and the Investor provides the Company with evidence reasonably satisfactory to the Company that the proposed transaction satisfies the requirements of Rule 144 or (C) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution or the sale of any such Securities by such broker-dealer or other financial institution following the Investor’s default under such margin arrangement.

4.2 Indemnification of Company. Investor agrees to indemnify and hold Company harmless from any loss, damage, liability or expense, including reasonable attorneys’ fees and other legal expenses, to which Company may become subject arising out of or relating to any act or omission of Investor or any person connected, affiliated or associated with Investor which is or is alleged to be a violation of the Securities Act, the Exchange Act or rules promulgated under the securities statutes (including Regulation D) or any other domestic or foreign statutes, laws or regulations or arising from Investor’s or such person’s alleged negligence or willful misconduct. Investor will indemnify and hold Company harmless from any loss, which Company may sustain as a result of errors made by Investor.

4.3 Amendment of Articles of Incorporation. Prior to September 30, 2008, the Company shall take all action required by law to submit to the shareholders of the Company a proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock by such amount as is necessary to reserve for issuance the maximum aggregate number of Conversion Shares and Warrant Shares then issued or potentially issuable in the future upon the exercise of the conversion rights under the Notes and exercise rights under the Warrants.

4.4 Registration. The Company shall file a registration statement with the Commission under the Securities Act for the purpose of registering on or before January 9, 2009, resale of the Conversion Shares and Warrant Shares, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the Conversion Shares and Warrant Shares covered by such registration statement have been sold or may be sold without restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect. The Company shall not be obligated to file a registration statement with respect to any Conversion Shares or Warrant Shares that have been sold or may be sold without restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect. If: (i) a registration statement is not effective with respect to any Conversion Shares or Warrant Shares the Company is obligated to register for resale on or before the date specified above; or (ii) after the effective date a registration statement ceases for any reason to remain continuously effective for all Conversion Shares and Warrant Shares for which it is required to be effective, or the Holders are not permitted to utilize the prospectus therein to resell such shares for 20 consecutive trading days, but no more than an aggregate of 40 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) the date on which such Event occurs, or for purposes of clause (ii) the date on which such 20 or 40 trading day period, as applicable, is exceeded being referred to as “Event Date”), then within 10 days following each such Event Date and within 10 days following each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such monthly anniversary date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate market value on the Event Date of the Conversion Shares or Warrant Shares that are not so registered or cannot be sold under an effective registration statement. The holder of the Securities shall provide to the Company in writing all information reasonably required by the Company to comply with its disclosure obligations in the registration statement imposed by the Securities Act and the regulations promulgated thereunder. The failure of the holder of any of the Securities for any reason to provide such information at least five Business Days prior to the filing of the registration statement covering the Conversion Shares or Warrant Shares shall effect a termination of any obligation of the Company to file any registration statement pertaining to the Securities and the Company shall have no liability to such holder with respect to the liquidated damages stated above.

4.5 Issuance of Securities. The Company will deliver or cause to be delivered to the Investor upon receipt of this Agreement and the subscription payment certificates and instruments representing the Securities in the name of Investor. All certificates and instruments shall bear appropriate restrictive legends to the effect that no transfer of the Securities may be made except in compliance with the provisions of Regulation S. The Company and Investor agree that the Company’s transfer agent is hereby directed and authorized to refuse to register any transfer of the Securities that is not made in accordance with the provisions of Regulation S.

5. MISCELLANEOUS.

5.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein and in the other Transaction Documents shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

5.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Investor may assign the Investor’s rights and obligations hereunder, in connection with any private sale or transfer of the Notes or Warrants in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.

5.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of California applicable to contracts made and to be performed entirely within the State of California. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

5.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

5.5 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6 Notices. Any notice, demand or request required or permitted to be given by the Company or the Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

3189 Airway Avenue, Building C

Costa Mesa, California 92626

Attn: Robert J. Larsen

and if to the Investor, to such address for the Investor as shall appear on the signature page hereof, or as shall be designated by the Investor in writing to the Company in accordance with this Section 5.6.

5.7 Expenses. The Company and the Investor shall bear their own costs and expenses in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents.

5.8 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Investor, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

(Signature of Investor)

(Print Name of Investor)

Address:

Amount of Cash:	$________________________

Principal Amount of Notes to be Issued:	$________________________

Accepted by
SYNTHETIC BLOOD INTERNATIONAL, INC.

By:
Robert J. Larsen, President